EXHIBIT 10.18

Agreement

Party A: Fashionista Distributor Holdings Inc.

Party B: I-Hsien Lin

Fashionista Distributor Holdings Inc., organized on March 30, 2023, in the State of Nevada. LIN I HSIEN is the CFO of Fashionista Distributor Holdings Inc.,

From June 1, 2024 to June 30, 2025, I-Hsien Lin will provide funds to Fashionista Distributor Holdings Inc if it was lack of operating funds. These funds provided by LIN I HSIEN are interest free, unsecured, and due on demand.

Party A: Fashionista Distributor Holdings Inc.

/s/ Yushun Ting

Date: 2024.6.1

Party B: I-Hsien Lin

/s/ I-Hsien Lin

Date: 2024.6.1